EXHIBITS AND FINANCIAL STATEMENTS TO BE FILED BY EDGAR





Exhibits:

         D-1   -     Copy of  Securities  Certificate  filed by Met-Ed with
                     the PaPUC with respect to the issuance of Subordinated Debentures and Guaranties.

         G    -      Proposed form of public notice.

         H    -      GPU Actual and Pro Forma Capitalization ratios.



Financial Statements:

         1-A  -      Met-Ed  Consolidated  Balance  Sheets,  actual and pro
                     forma, as at March 31, 1998, and Consolidated Statements of Income, actual and pro forma, and Statement of Retained Earnings, for the year ended March 31, 1998;
                     pro forma journal entries.

         1-B  -      GPU Consolidated Balance Sheets, actual and pro forma,
                     as at March 31, 1998,  and  Consolidated  Statements  of
                     Income,  actual and pro forma, and Statement of Retained
                     Earnings, for the year ended March 31, 1998; pro forma journal entries.